SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2014

LIGHTCOLLAR, INC.

(Exact name of Company as specified in its charter)

Nevada	333-103621	42-1771342
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
2248 Meridian Blvd Ste H. Minden, Nevada 89423
(Address of principal executive offices)
Phone: (303) 250-0775
(Company’s Telephone Number) PO Box 973, #264 3rd Ave. West SK, Canada S0K-4L0 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LIGHTCOLLAR, INC.

Form 8-K

Current Report

Item 5.01 – CHANGES IN CONTROL OF REGISTRANT

On or about June 14, 2014, Matveev Anton, acquired control of Two Million (2,000,000) restricted shares of the Company’s issued and outstanding common stock, representing approximately 35% of the Company’s total issued and outstanding common stock, from Colin Mills in exchange for $140,000 per the terms of a Stock Transfer Agreement (the “Stock Transfer Agreement”) by and between Mr. Anton and Mr. Mills.

There are no arrangements or understandings between Mr. Mills and Mr. Anton and/or their respective associates with respect to the election of directors or other matters.

The following table sets forth, as of June 14, 2014, the beneficial ownership of the outstanding common stock by: (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Unless otherwise indicated, each of the stockholders named in the table below has sole voting and dispositive power with respect to such shares of common stock. As of the date of this Current Report, there are 5,650,000 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Beneficial Ownership
Directors and Officers:
Matveev Anton (1)	2,000,000	35%
All executive officers and directors as a group	2,000,000	35%
(1) Mr. Matveev Anton acquired these shares on June 14, 2014 in a private transaction from Ms. Colin Mills, our former sole officer and director.

Other than the shareholders listed above, we know of no other person who is the beneficial owner of more than five percent (5%) of our common stock.

There are no arrangements known to the company, the operation of which may, at a subsequent date, result in a change in control of the company.

Item 5.02 – Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers

On June 16, 2014, Mr. Colin Mills resigned from all positions with the Company, including the sole member of the Company’s Board of Directors and the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary, and Director were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On June 16, 2014, Mr. William F. Cooper III, was appointed as the Company’s President, to serve until the next annual meeting of the Shareholders and/or until his successor is duly appointed.

On June 16, 2014, Mr. Michael J. Scott, was appointed as the Company’s Chief Executive Officer, to serve until the next annual meeting of the Shareholders and/or until his successor is duly appointed.

On June 16, 2014, Mr. John Evans was appointed as the Company’s Chief Financial Officer and Treasurer, to serve until the next annual meeting of the Shareholders and/or until his successor is duly appointed.

On June 16, 2014, Mr. William W. Becker was appointed as the Company’s Secretary, to serve until the next annual meeting of the Shareholders and/or until his successor is duly appointed.

The following sets forth biographical information for Mr. William F. Cooper III, Mr. Michael J. Scott, Mr. John Evans, and Mr. William W. Becker are set forth below:

William F. Cooper III. age 60: Mr. Cooper, our President, has 30 years industry experience and is the founder of various telecommunications companies, including Arsenal Digital Solutions, subsequently acquired by IBM and Athena International LLC, a wholesale international carrier acquired by Highpoint International Telecom. He is currently also the Executive Vice President of Vonify a mobile virtual network operator. Mr. Cooper also has varied and extensive background in international telecommunications operations and business development. Mr. Cooper has a business degree from the University of Maryland.

Michael J. Scott. age 56: Mr. Scott, President, our Chief Executive Officer and co-founder and CEO of Vonify. He is a telecommunications engineer with 30 years of experience in all facets of the VOIP business. He has worked for Northern Telecom, Teleglobe Canada and Bell-Northern Research in various engineering and product development/marketing management roles. Mr. Scott was also Chief Operating Officer for Executive TeleCard and Senior Vice President of Operations for Athena International and eGlobe. Mr. Scott was also Director of Operations for New World Network, where he established and managed all operations for the 8,000 Km Arcos-1 Caribbean subsea cable system. Mr. Scott has an engineering degree (honours) from Concordia University of Montreal.

John R. Evans. age _59: Mr. Evans has 30 years of financial operating and business development background. Since 2007, Mr. Evan's has been the managing director of PolyRock Technologies LLC. His duties entailed negotiating royalty license agreements for the manufacture of a new composite rock siding panel. Prior to that; Mr. Evan's co-founded and raised $2M for the VOIP internet company IPtimize, Inc.. Mr. Evans co-founded Convergent Communications Inc. where he directed the growth of the company as C.E.O. and Chairman from start up to $250M in Revenues while raising $450M in capital. Mr. Evans was C.F.O. at ICG communications where he managed the Accounting and Finance departments while completing private equity, debt and public equity transactions totaling $400M. Mr. Evans has his Bachelor of Commerce from McMaster University and was a Canadian Chartered accountant for 30 years.

William W. Becker. age 85: Mr. Becker, is currently the principal owner of Hartford Holdings Ltd an investment corporation which owns interests in real estate, oil and gas and telecommunication entities. During Mr. Becker's career he has founded and developed a number of extremely successful companies in telecommunications, cable television, oil and gas, real estate development, and other industries. Mr. Becker was an initial investor and founder of ICG (then known as IntelCom Group Inc), a telecommunications carrier, which was originally listed in Canada. Mr. Becker was the Chairman of the Board and CEO from 1987 to 1995. Mr. Becker was instrumental in the creation and development of ICG which was ultimately listed on the American Stock Exchange, (now NYSE AMEX Equities), where it became a multibillion dollar company. Mr. Becker was also an initial investor in AirCell (now called GOGO  Inc. listed on the NASDAQ) a company that provides  air to satellite, and air to ground voice and data service for  commercial airlines and business jets worldwide.

Item  8.01 – Other Events

The Company has authorized a change of address, the new address is:

2248 Meridian Blvd Ste H.

Minden, Nevada 89423

Item 9.01 – Exhibits

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K.

Exhibit Number	Description of Exhibit
17.1	Resignation of Colin Mills as Director, and Sole Officer of the Company.
17.2	Acceptance of William F. Cooper III, as President of the Company.
17.3	Acceptance of Michael J. Scott, as Chief Executive Officer of the Company.
17.4	Acceptance of John Evans, as Chief Financial Officer and Treasurer of the Company.
17.5	Acceptance of William W. Becker, as Secretary of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTCOLLAR, INC. Date: June 18, 2014 By: /s/ Matveev Anton Matveev Anton Chairman of the Board